Exhibit 10.13

Suzhou High & New Technology Innovation Service Center

Property Management and Tenancy Agreement

Tenancy Agreement

Party A: Suzhou High & New Technology Innovation Service Center

Legal Address: No. 209 Zhuyuan Road, Hi-Tech Zone, Suzhou	Phone:

Legal Representative: Huang Zhen	Fax:

Party B: Philips Semiconductors (Shanghai) Co., Ltd.

Legal Address: Rooms 2907-2910, Tower 1, Kerry Everbright City,	Phone:
218 Tianmu West Road, Zhabei District, Shanghai

Legal Representative: He Jian Gang	Fax:

This Tenancy Agreement is made and entered into by and between Party A and Party B, through friendly negotiations, concerning Party A leasing its premises to Party B and providing services relating thereto under the terms and conditions below:

I.       Leased objective

The position and area of the Premises leased to Party B are detailed in Forms 1 and 2.

II.     Tenancy term

The tenancy term of this Agreement shall commence on October 1, 2006 and expire on November 30, 2008. Upon the expiry of the tenancy term, Party B shall return all the properties received from Party A in good condition.

III.    Fees

1.      Calculation of rental

Form 4:

Item/Time	The first year From Oct 1, 2006 to Nov 30, 2006	The second year From Dec 1, 2006 to Nov 30, 2007	The third year From Dec 1, 2007 to Nov 30, 2008
Address or building number	No.209 Zhuyuan Road	No.209 Zhuyuan Road	No.209 Zhuyuan Road
Room number and area	C4040-C4041-388 M2	C4040-C4041-388 M2	C4040-C4041-388 M2
Rental (RMB YUAN/month/m2)	9.6	10.4	11
Quarterly rental (RMB YUAN/quarter)	11174.4	12105.6	12804
Annual rental (RMB YUAN/year)	44697.6	48422.4	51216

2.      Method and time of payment

(1)             Within 7 days from the date of the signature of this Agreement, Party B shall pay the deposit in an amount of RMB YUAN11174.4. Upon the expiry of this Agreement, Party A shall refund to Party B all the amount of the deposit within 7 days after Party B has completed the relevant formalities stipulated in Party A’s management system, provided that Party B is not in breach of this Agreement.

(2)             Party B shall pay one-quarter’s rental on the date of the signature of this Agreement, and pay the quarter’s fees specified in From 2 hereunder in the first week (subject to postponement for another week in case of statutory holidays) of the first month of the current quarter after it moves in the Premises. In the case of any delay in the payment, Party B shall pay a penalty specified in Article 3 hereunder.

IV.            Lease priority and renewal priority

1.                  During the tenancy term, Party B shall have the lease priority for the office premises located in C Area, 4/F, Suzhou High & New Technology Innovation Service Center.

2.                  Upon the expiry of the tenancy term, Party B shall have the priority for two-year lease renewal, the rental of which shall refer to the current market price and be determined by through negotiations between the parties hereto. However, the range of increase Or decrease of such rental may not exceed 20% of the rental hereunder.

V.                Party A’s obligations

1.                  Party A shall promptly deliver the Premises to Party B according to the time and standards specified herein.

2.                  Party A shall be responsible for maintenance of the Premises and guarantee the normal use of the Premises, except for the damage due to Party B’s fault.

VI.            Party B’s obligations

1.                  Party B shall reasonably use and protect Party A’s properties and maintain the integral structure of the Premises, and may not dismantle or alter the structure of the Premises without permission. If Party B desires to make a partition or decoration for the Premises, it must submit to Party A an application and a construction drawing. After Party B obtains the consent of Party A, Party A shall be responsible for arranging the construction at Party B’s cost. Party B shall pay Party A the relevant fees in advance.

After obtaining the written consent of Party A, Party B may, at its own discretion, entrust a construction organization to make construction. However, Party B shall submit a written construction plan (including the commencement and end dates, contents of the construction, etc.) to Party A seven days prior to the construction. Without the written consent of Party A, Party B may not start the construction. Upon the end of the construction, the parties hereto shall make joint inspection and acceptance. Party B shall require the construction organization entrusted by it to observe the relevant rules and regulations of Party A and not to affect the normal work and production of other relevant enterprises when such organization is constructing.

2.                  If Party B desires to put forward requirements concerning advertisements, road signs, office signs, etc. in Party A’s park, Party B shall, under the preconditions that the whole image and structure of the Premises are not damaged, submit an application to Party A. After obtaining the consent of Party A, Party A will be responsible for united planning and construction at Party B’s cost.

3.                  Party B may not alter all the distribution equipment, central air conditioners and various kinds of ancillary facilities to the Premises without permission. Party B shall be responsible for repair or compensation for any damage of such facilities due to its fault and for compensation for all losses incurred to Party A or third party resulting therefrom.

4.                  Party B may not place any combustible or explosive or other dangerous articles in the Premises. If Party B has any special requirement, it shall submit a written application to Party A and may place such articles only after Party A gives its consent and determines the particular placement place and responsible person. Party B shall guarantee that Party A may at any time make spot-checks under the preconditions that Party A doesn’t affect Party B’s work.

5.                  Observing the design of bearing capacity of the Premises

(1)             Party B shall observe the design of bearing capacity of the building specified in Attachment         . Party B may neither use nor load the wall, ceiling or architecture of the building lest the architecture, loading framework, roof, base, joist and external wall should be distorted or damaged.

(2)             Party B shall add appropriate building base to the facilities in the Premises, if necessary. However, Party B shall bear all fees relating thereto and obtain the prior written consent of Party A and relevant organs.

(3)             Party B may neither use any partition between the Premises and other units to support any loading or object, nor cause or permit any behavior or other similar behavior that may damage such partition.

6.                  Permitting Party A to enter the Premises for examination

(1)             Party B shall permit Party A and person authorized by Party A to enter the Premises under the preconditions that Party A doesn’t affect Party B’s work and gives 3 working days prior notice to Party B:

a.                       To provide property management services;

b.                      To check and examine the situation and conditions of the Premises, and devices or buildings of Party A;

c.                       To implement any such repair or work for the Premises as Party A considers proper;

d.                      To establish that Party B has abided by and performed its obligations by means of taking photo (except in work region subject to Party B’s confidentiality requirement) or by other method.

(2)             In order to facilitate the implementation of Article 6.1 hereunder, Party B shall, according to reasonable requirements of Party A, remove any device and article in the Premises.

(3)             As for the constructions or repairs within Party B’s responsibility scope hereunder, Party A shall, if necessary, give 21 days’ prior written notice to Party B to list in detail such constructions or repairs and to require Party B to carefully complete the same.

(4)             If it is necessary to employ an external professional organization to make evaluation and/or provide professional services for any damage of the Premises, Party A shall give a prior notice to Party B. If such organization determines such damage is caused by Party B’s behavior, Party B shall pay reasonable fees and evaluation fee of such organization.

(5)             Subject to Articles 6.3 and 6.4 hereunder, Party B shall actively implement such work or repair within the notified period upon receiving the written notice. If Party B cannot implement the same, Party B shall permit Party A to implement such work or repair (but Party A has no obligation to do so). The fees incurred thus shall act as the amount payable by Party B to Party A and shall be repaid to Party A immediately.

(6)             If Party A considers that there is an emergent or dangerous circumstance, it shall have right to enter the Premises and take measures by such method as it considers proper, provided that Party A will not hinder Party B’s normal office or damage Party B’s lawful benefits.

7.                  Permitting the examination

Within 3 months prior to termination or expiry hereof, Party B shall permit Party A or person authorized by Party A to bring a new intended tenant into the Premises for examination in normal office hours, provided that Party A gives a prior written notice to Party B and will not affect Party B’s work.

8.                  Return of the Premises in original situation

(1)             Upon the termination or expiry hereof (whichever is earlier), Party B shall restore the Premises and all devices of Party A to the situation on the date when Party A delivers the Premises to Party B (except for normal wear and tear and damage of the Premises due to force majeure).

(2)             Notwithstanding the provisions of Clause 1 above, Party A has right, without any cost, to dispose of all facilities left by Party B inside and outside the Premises with the consent of Party A.

(3)             If Party B fails to return the Premises according to Clause 1 above, Party A has right to require Party B to restore the Premises to the original situation within the specified period; if Party B fails to restore the Premises to the original situation within such specified period, Party A has right to entrust third party to complete such restoration work and the reasonable fee incurred thus and the management fee (amounting to 15% of such reasonable fee) shall be assumed by Party B.

(4)             If Party B is in breach of the provisions of Clause 1 above, Party A has right to require Party B to pay the rental, property management fee or other fees payable from the date of termination or expiry hereof (whichever is earlier) to the date of completion of all the restoration work.

(5)             Subject to Clause 3 above, Party A has right to deduct the fee of restoration work from the deposit. If the deposit is not enough, Party A will give a written notice to Party B of the amount payable by Party B to Party A. Party B shall pay such amount prior to the expiry of such notified period.

9.                  Party B and its employees shall strictly observe the management system of Party A.

10.            Party A has right to terminate this Agreement immediately without giving prior written notice to Party B, in the case of any of the following circumstances during the tenancy term:

a)                      Party B fails to use the Premises according to the purpose agreed herein;

b)                     Party B subleases, assigns or sublets the Premises without permission;

c)                      Party B uses the Premises for conducting illegal activities;

d)                     Party B impairs social morality and Party A’s reputation in the process of Party B’s business;

e)                      Party B violates the management system stipulated by Party A;

f)                        Party B delays the payment for             days;

g)                     There is any accident in the Premises due to Party B’s fault;

h)                     Party B is in breach of other obligations hereunder and fails to remedy the same within 5 working days after receiving the written notice from Party A.

11.            Party B shall keep the Premises and the outside thereof clear, be responsible for maintaining the environmental health of Suzhou High & New Technology Innovation Service Center jointly with Party A, and be responsible for general sanitation, green covering and keeping good social order in a designated area outside the Premises.

VII.        Liability for breach

1.                  From the signature hereof, either party may give six months’ prior notice to the other party to terminate this Agreement, except for force majeure.

2.                  In the case of any delay in payment, Party B shall pay the penalty to Party A according to the following formula: 1% of the amount payable for the first 7 days and 1% of the amount payable for each subsequent 7-day period.

VIII.    [ILLEGIBLE] Force majeure

1.                  During the tenancy term, if Party B cannot enter the Premises or the Premises is not suitable for use by Party B arising from damage of the Premises or any part thereof due to force majeure but not due to negligence of either party, the implementation of this Agreement shall be suspended immediately. Neither party shall be responsible for damage due to force majeure.

2.                  During the period of such suspension:

(1)             Party A has right to restore the Premises to the situation on the date when Party A delivers the Premises to Party B; and

(2)             The parties hereto shall make efforts to reach a friendly resolution.

3.                  If either party cannot perform, or delays to perform, all or part of its obligations hereunder due to force majeure, the period of performance of this Agreement or any term hereof shall be postponed correspondingly.

4.                  If either party is affected by force majeure event, it shall give a notice to the other party as soon as possible after the occurrence of such event and provide, as soon as possible, the other party with the documents fully stating the reason, nature and severity scale of such event.

5.                  In the case of force majeure, the parties hereto shall make efforts to reduce the influence of such event on the performance hereof to the minimum.

IX.           Miscellaneous provisions

1.                  Because the rental and the rate of property management fee hereunder are formulated by Party A, the taxes or other problems and legal responsibilities resulting thus shall be assumed by Party A.

2.                  Notices

The written notices hereunder shall be delivered personally or sent by registered mail or fax.

The written notices sent from the sender to the receiver according to the contact method specified hereunder shall be regarded as having been received by the receiver:

(1)             If a notice is delivered personally or sent by registered mail, it shall be regarded as having been received by the receiver immediately; if a notice is sent by fax, the fax report will display the receiver’s number and transmission time.

The transmission notice shall be subject to the address or fax number stated on the first page hereof or another address or fax number notified by the receiver hereunder to the other party.

3.                  This Agreement shall supersede all prior agreements or oral promises during the negotiations between the parties hereto. Any matter not provided for herein shall otherwise be negotiated between the parties hereto.

4.                  If Party B has other special requirements outside the scope hereunder, Party B shall submit a supplementary agreement. Upon the signature by the parties hereto, such supplementary agreement shall be regarded as having the same effect as this Agreement.

5.                  Any dispute arising from performance hereof, the parties hereto shall resolve such dispute through negotiation; if no agreement is reached, the parties hereto may submit such dispute to the court where the performance place hereof is located.

6.                  This Agreement shall come into effect from the signature by the parties hereto.

7.                  This Agreement is made in three counterparts, one of which Party A holds and two of which Party B holds.

Party A: Suzhou High & New Technology Innovation Service Center

Signature of Representative:

Sep. 20, 2006

Party B: Philips Semiconductors (Shanghai) Co., Ltd.

Signature of Representative: